UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

SIDUS SPACE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g)

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule, or Registration Statement No.:

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(4) Date Filed:

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934, as amended

SIDUS SPACE, INC.

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

(321) 613-5620

November 13, 2023

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE IS HEREBY GIVEN that, on November 2, 2023, the members of the board of directors (the “Board”) of Sidus Space, Inc., a Delaware corporation (the “Company,” “we” or “us”), and on November 2, 2023 and November 9, 2023, the holders of approximately 58.5% and 56.4%, respectively, of the voting stock (the “Consenting Stockholders”) of the Company, approved by written consent the following (the “Actions”): (i) to combine the outstanding shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”) and Class B common stock, $0.0001 par value per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) into a lesser number of outstanding shares (the “Reverse Stock Split”) at a specific ratio within a range of one-for-twenty five (1:25) to a maximum of a one-for-one hundred (1-for-100) split, with the exact ratio to be determined by the Board in its sole discretion, and (ii) for purposes of Listing Rule 5635(b) of the Nasdaq Stock Market, the issuance of shares of Class A Common Stock (the “Stock Issuances”), which equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at prices below the Minimum Price (as defined in Listing Rule 5635 of the Nasdaq Stock Market) pursuant to the terms of the Company’s Series A Convertible Preferred Stock issued in in the Company’s October 2023 registered direct offering and warrants (the “Private Placement Warrants”) to purchase shares of Class A Common Stock issued by the Company in a private placement which closed concurrently with the October 2023 registered direct offering.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to furnished to all holders of record of the shares of the issued and outstanding shares of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”) and Class B common stock, $0.0001 par value per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) of the Company, as of the close of business on the record date, November 9, 2023 (the “Record Date”).

Section 228 of the Delaware General Corporation Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Because the Consenting Stockholders have voted in favor of the Actions, and have sufficient voting power to approve the Actions, no other stockholder consents will be solicited in connection with the Actions described in this Information Statement. The Board is not soliciting your proxy, and proxies are not requested from stockholders.

On the Record Date, there were 77,867,915 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock issued and outstanding.

The purpose of the Information Statement is to notify our stockholders that (i) the Reverse Stock Split and (ii) the Stock Issuances have been approved by the Consenting Stockholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by the Consenting Stockholders of the Company. The Actions will become effective on a date that is not earlier than twenty-one (21) calendar days after this Information Statement is first mailed to our stockholders.

This Information Statement is being mailed on or about November __, 2023 to stockholders of record on the Record Date. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons.

This is Not a Notice of a Meeting of Stockholders and No Stockholders’ Meeting Will Be Held to Consider Any Matter Described Herein.

By Order of the Board of Directors

/s/ Leonardo Riera
Leonardo Riera
Chairman

SIDUS SPACE, INC.

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

(321) 613-5620

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”) and Class B common stock, $0.0001 par value per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), of Sidus Space, Inc., a Delaware corporation (the “Company”), as of the close of business on the record date, November 9, 2023 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on November 2, 2023, the Company received the written consent in lieu of a meeting (the “Board Consent”) from the members of the board of directors of the Company (the “Board”) and on November 2, 2023 and November 9, 2023, the holders of approximately 58.5% and 56.4%, respectively, of the voting stock (the “Consenting Stockholders”) of the Company approved the following (the “Actions”) (i) to combine the outstanding shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”) and Class B common stock, $0.0001 par value per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) into a lesser number of outstanding shares (the “Reverse Stock Split”) at a specific ratio within a range of one-for-twenty five (1:25) to a maximum of a one-for-one hundred (1-for-100) split, with the exact ratio to be determined by the Board in its sole discretion, and (ii) for purposes of Listing Rule 5635(b) of the Nasdaq Stock Market, the issuance of shares of Class A Common Stock (the “Stock Issuances”), which equal 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at prices below the Minimum Price (as defined in Listing Rule 5635 of the Nasdaq Stock Market) pursuant to the terms of the Company’s Series A Convertible Preferred Stock issued in in the Company’s October 2023 registered direct offering and warrants (the “Private Placement Warrants”) to purchase shares of Class A Common Stock issued by the Company in a private placement which closed concurrently with the October 2023 registered direct offering.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable.

Because the Consenting Stockholders have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions, no other consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these actions, and proxies are not requested from stockholders.

This Information Statement is being mailed on or about November __, 2023 to stockholders of record on the Record Date. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons

Under provisions of the Delaware General Corporation Law, stockholders have no appraisal or dissenters’ rights in connection with the matters described in this Information Statement and we will not independently provide our stockholders with any such right. Section 228 of the Delaware General Corporation Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Accordingly, pursuant to Section 228 of the Delaware General Corporation Law, your approval is not required and is not being sought.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY INFORMATION

The primary reasons for the adoption of the Reverse Stock Split is (i) to make our common stock more attractive to certain institutional investors, which would provide for a stronger investor base; (ii) to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq, and (iii) to provide additional shares available for issuance. The primary reason for the approval of the Stock Issuances is to comply with Nasdaq Listing Rule 5635(b). This summary does not contain all of the information that may be important to you. You should read in their entirety this Information Statement and the other documents included or referred to in this Information Statement in order to fully understand the matters discussed in this Information Statement.

Why am I receiving this Information Statement?	It is for your information only. The (i) Reverse Stock Split and (ii) the issuance of shares of Class A Common Stock at prices below the Minimum Price upon conversion of the Series A Convertible Preferred Stock and upon exercise of the Private Placement Warrants, were approved on November 2, 2023 by written consent of the Board and on November 2, 2023 and November 9, 2023 by the Consenting Stockholders, respectively. Under these circumstances, Section 14(c) of the Exchange Act require us to furnish you with this Information Statement at least 21 calendar days before effecting the Actions.
Who is Entitled to Notice?	Each holder of record of outstanding shares of our Common Stock on the Record Date is entitled to notice of the actions taken pursuant to the written consent of the stockholders
Why Did the Company Seek Stockholder Approval?	We sought stockholder approval for the Reverse Stock Split in order (i) to make our common stock more attractive to certain institutional investors, which would provide for a stronger investor base; (ii) to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq, and (iii) to provide additional shares available for issuance. We sought stockholder approval of the Stock Issuances in order to comply with Nasdaq Listing Rule 5635(b).
Am I being asked to approve the Reverse Stock Split or the Stock Issuances?	No. The Reverse Stock Split and the Stock Issuances have already been approved by the holders of a majority of our voting power and the unanimous written consent of our Board of Directors. No further stockholder approval of the Actions is required.

THE REVERSE STOCK SPLIT

This Information Statement contains a brief summary of the material aspects of the Reverse Stock Split approved by the Consenting Stockholders.

The Amendment to implement the Reverse Stock Split will become effective no sooner than the date that is twenty (20) calendar days after the mailing of this information statement.

We currently expect that such effective date will be on or about [          ], 2023.

General

Our Board and Consenting Stockholders approved by written consent an amendment to our Amended and Restated Certificate of Incorporation, as amended, to combine the outstanding shares of our Common Stock into a lesser number of outstanding shares (a “Reverse Stock Split”) at a specific ratio within a range of one-for-twenty five (1:25) to a maximum of a one-for-one hundred (1-for-100) split. The board of directors would have the sole discretion to effect the Reverse Stock Split, if at all, within one (1) year of the date the proposal is approved by stockholders and to fix the specific ratio for the combination within a range of one-for-twenty-five (1-for-25) to a maximum of a one-for-one hundred (1-for-100) split. The board of directors has the discretion to abandon the amendment and not implement the Reverse Stock Split.

Reasons for the Reverse Stock Split

Our primary reasons for approving and recommending the Reverse Stock Split are (i) to make our Common Stock more attractive to certain institutional investors, which would provide for a stronger investor base; (ii) to increase the per share price and bid price of our Common Stock to regain compliance with the continued listing requirements of Nasdaq, and (iii) to provide additional shares available for issuance. On March 14, 2023, we received written notice (the “Notice”) from Nasdaq indicating that the bid price for our Common Stock, for the last 30 consecutive business days, had closed below the minimum $1.00 per share and, as a result, we not in compliance with the $1.00 minimum bid price requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with the Nasdaq Listing Rule 5810(c)(3)(A), we had a period of 180 calendar days, or until September 11, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180 day period. As of September 11, 2023, we had not regained compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). On September 12, 2023, we received a written notice from the Nasdaq Stock Market, LLC indicating that we were eligible for an additional 180 calendar day period, or until March 11, 2024, to regain compliance.

On November 7, 2023, Nasdaq issued a letter to us that as of November 6, 2023, it determined that our securities had a closing bid price of $0.10 or less for ten consecutive trading days. Accordingly, we are subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”). As a result, Nasdaq has determined to delist our securities from The Nasdaq Capital Market, on November 16, 2023, unless we timely request a hearing before the Nasdaq Hearings Panel (the “Panel”). We intend to request a hearing before the Panel, which request will stay any delisting action by Nasdaq at least pending the issuance of the Panel’s decision following the hearing and the expiration of any extension period that may be granted by the Panel. At the hearing, we will present our plan to evidence compliance with the Rule and request an extension of time within which to do so.

Reducing the number of outstanding shares of Common Stock should, absent other factors, generally increase the per share market price of the Common Stock. Although the intent of the Reverse Stock Split is to increase the price of the Common Stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the bid price of our Common Stock will be sufficient, over time, for us to regain or maintain compliance with the Nasdaq minimum bid price requirement.

In addition, we believe the Reverse Stock Split will make our Common Stock more attractive to a broader range of investors, as we believe that the current market price of our Common Stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even though the Consenting Stockholders have approved the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Potential Effects of the Proposed Amendment

If our Board effects the Reverse Stock Split, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the ratio determined by the board of directors. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the Common Stock. Additionally, the Reverse Stock Split will have no effect on the number of Common Stock that we are authorized to issue. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Common Stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split Common Stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our Amended and Restated Certificate of Incorporation, as amended, will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

The text of the proposed Amendment which contains the Reverse Stock Split is attached hereto as Appendix A.

THE STOCK ISSUANCES

On October 11, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which we agreed to issue and sell to such investors, in a registered direct offering (the “Offering”), an aggregate of 2,000 shares of our Series A Convertible Preferred Stock at an offering price of $1,000 per share. Each share of Series A Preferred Convertible Stock is convertible into shares of our Class A Common Stock at an initial conversion price of 0.10152 per share (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions). The Series A Preferred Stock (and the shares of the Company’s Class A common stock (the “Class A Common Stock”)) underlying the Series A Preferred Stock) were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-273430), which was originally filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2023 and declared effective by the SEC on August 14, 2023.

Concurrently with the sale of the Series A Convertible Preferred Stock, pursuant to the Purchase Agreement in a concurrent private placement, for each share of Class A Common Stock issuable upon conversion of the Series A Convertible Preferred Stock purchased by the investor, such investor received from the Company an unregistered warrant (the “Warrant”) to purchase one share of Class A Common Stock (the “Warrant Shares”). Each Warrant will be exercisable for one share of the Company’s Class A Common Stock at an exercise price of $0.10152 per share, will be exercisable immediately upon issuance, and will have a term of five years from the date of issuance. The exercise price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Class A Common Stock, or securities convertible, exercisable or exchangeable for Class A Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions).

The Purchase Agreement requires the Company to obtain the written consent of the requisite stockholders or hold a meeting of its stockholders not later than December 12, 2023, to seek approval under Nasdaq Stock Market Rule 5635(d) (the “Stockholder Approval”) for the issuance of shares of Common Stock at prices below the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date of the Purchase Agreement pursuant to the terms of the Series A Preferred Stock and the Warrants (the “Stockholder Approval Matters”).

Reasons for Stockholder Approval

Our common stock is listed on the Nasdaq Capital Market, and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of the Record Date, pursuant to the exercise of options or warrants or conversion of preferred stock or convertible debt, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 77,867,915 and 10,000,000 shares of Class A common stock and Class B common stock, issued and outstanding, respectively, as of the Record Date.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, Florida 32953.

Name of Beneficial Owner	Number of Shares of Class A Beneficially Owned	Number of Shares of Class B Beneficially Owned	Percentage of Common Stock Beneficially Owned

Directors and Executive Officers:
Carol Craig(1)	-	10,000,000	56.2
Dana Kilborne	-
Cole Oliver	-
Leonardo Riera	-
Directors and Executive Officers as a group (4 persons)	-	10,000,000	56.2

5% or Greater Stockholders:
Craig Technical Consulting, Inc.	-	10,000,000	56.2

(1)	Carol Craig is the sole owner of Craig Technical Consulting, Inc. and has beneficial ownership of the Class B shares of common stock held by Craig Technical Consulting, Inc.

DISTRIBUTION AND COST

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (a) your name, (b) your shared address, and (c) the address to which the Company should direct the additional copy of this Information Statement, to Sidus Space, Inc. at the address above. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made in the same manner by mail or telephone to the Company’s principal executive offices.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

1. Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023;

2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 12, 2023 and August 14, 2023, respectively;

3. Our Current Reports on Form 8-K, filed with the SEC on March 17, 2023, April 6, 2023, April 10, 2023, June 28, 2023, July 5, 2023, August 22, 2023, September 13, 2023, and October 2, 2023, October 13, 2023, October 30, 2023 and November 13, 2023;

4. Our definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on May 10, 2023; and

5. The description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on December 10, 2021, including any amendments or reports filed with the SEC for the purposes of updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, (321) 613-5620. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

Where You Can Find More Information

You may read and copy any reports, statements or other information filed by us at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a website that contains reports, proxy and information statements and other information, including those filed by us, at http://www.sec.gov. You may also access the SEC filings and obtain other information about us through our website, which is http://www.vitaxel.com. The information contained on the website is not incorporated by reference in, or in any way part of, this Information Statement.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Sidus Space, Inc.

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

(321) 613-5620

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board,

/s/ Leonardo Riera
Leonardo Riera
Chairman

APPENDIX A

CERTIFICATE OF AMENDMENT

to the

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

SIDUS SPACE, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

SIDUS SPACE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Sidus Space, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on April 15, 2021, as amended ( the “Certificate of Incorporation”).

SECOND: ARTICLE IV, SECTION I of the Corporation’s Certificate of Incorporation shall be amended by inserting the following at the end of Article IV:

Effective as of [*], 2023 at 4:01 p.m. Eastern Time (the “Effective Time”), (i) each [*] ([*]) shares of the Corporation’s Class A Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Class A Common Stock”) and shall automatically without further action on the part of the Corporation or any holder of Old Class A Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable shares of Class A Common Stock, par value of  $0.0001 per share (the “New Class A Common Stock”), and (ii) each [*] ([*]) shares of the Corporation’s Class B Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Class B Common Stock”) and shall automatically without further action on the part of the Corporation or any holder of Old Class B Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable shares of Class B Common Stock, par value of  $0.0001 per share (the “New Class B Common Stock”)subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Class A Common Stock into New Class A Common Stock and Old Class B Common Stock into New Class B Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Class A Common Stock shall represent the number of shares of New Class A Common Stock into which such Old Class A Common Stock shall have been converted pursuant to this Certificate of Amendment, and certificates representing the Old Class B Common Stock shall represent the number of shares of New Class B Common Stock into which such Old Class B Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Class A Common Stock or New Class B Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Class A Common Stock or New Class B Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split.

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the [*] day of [*], 2023.

SIDUS SPACE, INC.

By:
Name:	Carol Craig
Title:	Chief Executive Officer

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